UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2023

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

12400 High Bluff Drive, Suite 600

San Diego, California 92130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	EVFM	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Evofem Biosciences, Inc. (the “Company”) has received a Paragraph IV Certification Notice Letter (the “Notice Letter”) from Padagis Israel Pharmaceuticals Ltd. (“Padagis”) advising that Padagis has submitted an Abbreviated New Drug Application (“ANDA”) to the U.S. Food and Drug Administration (“FDA”) seeking authorization from the FDA to manufacture, use or sell a generic version of PHEXXI® in the United States.

In the Notice Letter, Padagis states that it intends to market a generic version of PHEXXI® before the expiration of the Company’s patents listed in the FDA Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”) covering PHEXXI®, U.S. Patent Numbers: 10,586,855 (expiring March 2033); 11,337,989 (expiring May 2033) and 11,439,610 (expiring March 2033). Padagis’ Notice Letter states that its ANDA contains a Paragraph IV Certification alleging that these patents are invalid under various grounds.

Under the Food and Drug Cosmetic Act, as amended by the Drug Price Competition and Patent Term Restoration Act of 1984, as amended, after receipt of a valid Paragraph IV notice, the Company may bring a patent infringement suit in a federal district court against Padagis. If such a suit is commenced within 45 days of receipt of the Notice Letter, this triggers an automatic 30-month stay, which would prevent he FDA from issuing final approval of Padagis’ ANDA until the expiration of the stay.

The Company is currently assessing the Notice Letter and intends to vigorously defend its intellectual property rights relating to PHEXXI®.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: May 5, 2023	By:	/s/ Saundra Pelletier
Sandra Pelletier
Chief Executive Officer

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